Exhibit 4.1

Number [●]	PAPA MEDICAL INC.	[●] Shares of Class A Common Stock

A Delaware Corporation

TOTAL AUTHORIZED ISSUE (A) 150,000,000 SHARES OF COMMON STOCK WITH A PAR VALUE OF $0.0001 PER SHARE AND (B) 10,000,000 SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $0.0001 PER SHARE

THIS CERTIFIES THAT [●] is the record holder of [●] fully paid and non-assessable shares of Class A Common Stock of Papa Medical Inc., transferable only on the books of said corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of said corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

A statement of the number of shares constituting each class or series of stock and the designation thereof; and a statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any stockholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

WITNESS the signatures of its duly authorized officers this [●] day of [●], 2024.

Johnathan Tsiho Lin, Secretary	Jian Hua, President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS INCLUDING A RIGHT OF FIRST REFUSAL IN FAVOR OF THE COMPANY OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

For value received, the undersigned,____________________ hereby sell(s), assign(s) and transfer(s) unto_________________________________, ________________ shares represented by the within certificate and do hereby irrevocably constitute and appoint ____________________________________ attorney to transfer the said shares on the share register of the within named corporation with full power of substitution in the premises.

Dated	__________________

______________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.